As filed with the Securities and Exchange Commission on August 16, 2016.
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	31-0595760
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Address of Principal Executive Offices)

THE CLOROX COMPANY 2005 STOCK INCENTIVE PLAN
(Full Title of the Plans)

Laura Stein
Executive Vice President -- General Counsel & Corporate Affairs
The Clorox Company
1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address and telephone number including area code of agent for service)

____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered (1)	Registered(2)	Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value
$1.00 per share	10,000,000	$132.81	$1,328,100,000	$133,740

(1)	In addition to the number of shares of the common stock, par value $1.00 per share (the “Common Stock”) of The Clorox Company (the “Company” or “Registrant”) stated above, this Registration Statement covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to The Clorox Company 2005 Stock Incentive Plan (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there is also being registered such additional shares of the Common Stock that become available under the Plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the New York Stock Exchange on August 15, 2016.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 shares of the Common Stock of the Company, which may be issued pursuant to awards under the Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on February 2, 2006 (SEC File No. 333-131487) and on February 12, 2014 (SEC File No. 333-193913), together with all exhibits filed therewith or incorporated therein by reference (“Prior Registration Statements”). The Prior Registration Statements are currently effective.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.		Description
4.1	*	Restated Certificate of Incorporation (filed as Exhibit 3(iii) to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, incorporated herein by reference).
4.2	*	Bylaws (amended and restated) of the Company (filed as Exhibit 3.2 to the Current Report on Form 8-K, filed August 28, 2015, incorporated herein by reference).
5.1		Opinion of General Counsel of the Company.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of General Counsel of the Company (included in Exhibit 5.1).
24.1		Power of attorney (included on signature page).
99.1	*	The Clorox Company 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, incorporated herein by reference).
99.2	*	Form of Performance Share Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, incorporated herein by reference).

99.3	*	Form of Restricted Stock Unit Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2013, incorporated herein by reference).

99.4	*	Form of Nonqualified Stock Option Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2014, incorporated herein by reference).

*Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 16th day of August, 2016.

THE CLOROX COMPANY

By:	/s/ B. Dorer
B. Dorer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints B. Dorer, S. M. Robb, L. Stein, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. H. Carmona	Director	August 16, 2016
R. H. Carmona

/s/ S. C. Fleischer	Director	August 16, 2016
S. C. Fleischer

/s/ G. J. Harad	Director	August 16, 2016
G. J. Harad

/s/ E. Lee	Director	August 16, 2016
E. Lee

/s/ R. W. Matschullat	Director	August 16, 2016
R. W. Matschullat

/s/ J. Noddle	Director	August 16, 2016
J. Noddle

/s/ R. Rebolledo	Director	August 16, 2016
R. Rebolledo

/s/ P. Thomas-Graham	Director	August 16, 2016
P. Thomas-Graham

/s/ C. M. Ticknor	Director	August 16, 2016
C. M. Ticknor

/s/ C. J. Williams	Director	August 16, 2016
C. J. Williams

/s/ A. D. D. Mackay	Director	August 16, 2016
A. D. D. Mackay

/s/ B. Dorer	Chairman and Chief Executive Officer	August 16, 2016
B. Dorer	(Principal Executive Officer)

/s/ S. M. Robb	Executive Vice President – Chief Financial Officer	August 16, 2016
S. M. Robb	(Principal Financial Officer)

/s/ T. Johnson	Vice President – Global Business Services and	August 16, 2016
T. Johnson	Chief Accounting Officer (Principal Accounting Officer)

Exhibit Index

Exhibit No.		Description
4.1	*	Restated Certificate of Incorporation (filed as Exhibit 3(iii) to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, incorporated herein by reference).
4.2	*	Bylaws (amended and restated) of the Company (filed as Exhibit 3.1 to the Current Report on Form 8-K, filed August 28, 2015, incorporated herein by reference).
5.1		Opinion of General Counsel of the Company.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of General Counsel of the Company (included in Exhibit 5.1).
24.1		Power of attorney (included on signature page).
99.1	*	The Clorox Company 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, incorporated herein by reference).
99.2	*	Form of Performance Share Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, incorporated herein by reference).

99.3	*	Form of Restricted Stock Unit Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2013, incorporated herein by reference).

99.4	*	Form of Nonqualified Stock Option Award Agreement under the Company’s 2005 Stock Incentive Plan (filed as Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2014, incorporated herein by reference).

*Incorporated by reference.